                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       DATE OF REPORT: JANUARY 29, 1998
                       (Date of earliest event reported)



                         U.S. XPRESS ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)


   NEVADA                          0-24806                      62-1378182
  (State of                  (Commission File No.)             (IRS Employer
incorporation)                                               Identification No.)


            2931 SOUTH MARKET STREET, CHATTANOOGA, TENNESSEE 37410 (Address of principal executive offices, including zip code)



                                (423) 697-7377
             (Registrant's telephone number, including area code)
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          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------    ------------------------------------

          On January 29, 1998, U.S. Xpress Enterprises, Inc. (the "Company") completed the acquisition of privately-held Victory Express, Inc. for $51 million in cash and the assumption of approximately $2 million in debt. The acquired company will be operated by existing management as the Victory division of the Company's U.S. Xpress, Inc. subsidiary. Victory Express, Inc. is a truckload carrier based in Ohio with annual revenue of approximately $65 million. The acquisition was financed with proceeds from a recently consummated $200 million long-term unsecured line of credit facility arranged through a syndicate of banks.

          The Company operates through two subsidiaries: U.S. Xpress, Inc. and CSI/Crown, Inc., U.S. Xpress, Inc. is a national truckload carrier that operates over 3,500 tractors providing time-definite and expedited services in the United States, Canada and Mexico; regional truckload services in the Midwest, Southeast and Western United States; and logistics services that specialize in serving the air-freight industry. CSI/Crown, Inc. provides logistics services to the floorcovering industry, including national and local distribution, freight consolidation and warehousing services.

          The foregoing description does not purport to be complete and is qualified in its entirety be reference to the Asset Purchase Agreement and the Credit Agreement attached hereto as Exhibits 10.1 and 10.2.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ------    ---------------------------------

          (a)  Financial Statements of Business Acquired:

          It is impracticable to provide the required financial statements at this time. They will be filed as soon as they are available, but not later than 60 days after the date this report is due to be filed.

          (b)  Pro Forma Financial Information:

          It is impracticable to provide the required pro forma financial statements at this time. They will be filed as soon as they are available, but not later than 60 days after the date this report is due to be filed.

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          (c)  Exhibits:

Exhibit No.                   Description
----------                    -----------

   10.1 Stock Purchase Agreement dated as of December 24, 1997 by and between U.S. Xpress Enterprises, Inc. and Richard H. Schaffer, Richard H. Schaffer Irrevocable Trust dated December 24, 1991 and Richard H. Schaffer Irrevocable Non-Withdrawal Trust dated December 24, 1991.


   10.2 Credit Agreement dated as of January 13, 1998 among U.S. Xpress Enterprises, Inc., Wachovia Bank, N.A., NationsBank, N.A., BankBoston, N.A., SunTrust Bank, Chattanooga, N.A. and the banks listed therein.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    U.S. XPRESS ENTERPRISES, INC.
                                            (Registrant)


                                    By:    /s/ Ray M. Harlin
                                       ----------------------------
                                    Name:   Ray M. Harlin, Executive
                                               Vice President, Chief
                                               Financial Officer

Date: February 13, 1998

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